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          CENTURY TELEPHONE ENTERPRISES, INC.

                                                       EXHIBIT 5.1

INTERNAL REVENUE SERVICE              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 1055
ATLANTA, GA   30370-0000

Date: July 2, 1996                       Employer Identification Number:
                                                 72-0651161
                                         File Folder Number:
                                                 720000065
CENTURY TELEPHONE ENTERPRISES, INC.      Person to Contact:
100 CENTURY PARK DRIVE                           EP/EO CUSTOMER SERVICE UNIT
MONROE, LA   71203                       Contact Telephone Number:
                                                 (410) 962-6058
                                         Plan Name:
                                           CENTURY TELEPHONE ENTERPRISES, INC.
                                           DOLLAR AND SENSE PLAN
                                         Plan Number:  010

Dear Applicant:

     We  have  made  a  favorable determination on your plan, identified above,
based on the information  supplied.   Please keep this letter in your permanent
records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations). We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated June 6, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

     This determination letter is applicable for the amendment(s) adopted on December 7, 1994.

     This determination letter does not apply to the merger, consolidation, or transfer of assets or liabilities of a plan described in Code section 6058(a) to, or with, another plan. A determination has not been made on whether the transaction met the requirements of the income tax regulations under Code section 414(l).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely,



                                        District Director

Enclosures:
Publication 794
Addendum

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          CENTURY TELEPHONE ENTERPRISES, INC.

This letter also applies to amendments executed Sept. 2, 1992, April 1, 1993, June 10, 1993, December 6, 1993 and April 7, 1994.